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                                                                    Exhibit 23.1




                        CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
VECTRA BANKING CORPORATION:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to changes in the methods of accounting for impairment of loans in 1995, for goodwill in 1994, and for income taxes and certain investments in debt and equity securities in 1993.




                                        /s/ KPMG PEAT MARWICK LLP


                                        KPMG PEAT MARWICK LLP




Denver, Colorado
May 31, 1996